  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2014 (May 7, 2014)

Glimcher Realty Trust

 (Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Approval of Amendments to Existing Restricted Stock Award Agreements and Adoption of New Form Restricted Stock Award Agreements

On May 7, 2014, the Board of Trustees (the “Board”) of Glimcher Realty Trust (the “Registrant”), based upon the recommendation of the Board’s Executive Compensation Committee (the “Committee”), approved global amendments (the “Amendments”) to each existing restricted stock award agreement currently in effect (an “Agreement” and all, collectively, the “Agreements”) for the Registrant’s senior executive officers, including its “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) (the “Named Executive Officers”), and Board members.

The Amendments modify the Agreements’ terms regarding the treatment of unvested restricted common shares following the termination or discontinuation of an award recipient’s services to the Registrant (or any affiliate). Specifically, with respect to the Registrant’s senior executive officers, including the Named Executive Officers, in the event an award recipient’s employment, or performance of services, with the Registrant (or any affiliate) is terminated or discontinued due to the recipient’s death or disability then the unvested shares of the Registrant’s restricted common stock held by the recipient under the respective Agreement shall vest and convert to unrestricted common shares. Comparable modifications were made to the Agreements for Board members. Additionally, and as part of the Amendments, the Agreements were modified to remove the requirement that any award recipient must have held for at least six (6) months common shares of the Registrant tendered to satisfy tax withholding obligations relating to an award of restricted common shares. None of the Amendments changed the size or vesting schedule (other than as described above) of any award evidenced by an Agreement.

The Board, based upon the recommendation of the Committee, also adopted new form restricted stock award agreements reflecting the Amendments for use in connection with subsequent awards made to both the Registrant’s senior executive officers, including the Named Executive Officers, and Board members.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders for the Registrant was held on Wednesday, May 7, 2014 (the “Meeting”). Proxies for the Meeting were solicited by the Registrant pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. Three proposals were submitted to a vote of the holders of the Registrant’s common shares.

In connection with Proposal 1 regarding the election of three Class II Trustees, there was no solicitation in opposition to the nominees for Class II Trustee listed in the proxy statement for the Meeting and all of the nominees listed in the proxy statement for the Meeting were elected.  The final voting results for Proposal 1 are as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Michael P. Glimcher	120,638,011	4,337,825	11,655,851
Yvette McGee Brown, Esq.	124,067,729	908,107	11,655,851
Nancy J. Kramer	124,076,080	899,756	11,655,851

In connection with Proposal 2, there was no solicitation in opposition of the ratification of the appointment of BDO USA, LLP (“BDO”) as the Registrant's independent registered public accounting firm as set forth in the proxy statement for the Meeting and such appointment was ratified. There were no broker non-votes cast or votes withheld in connection with Proposal 2. The final voting results for Proposal 2 are as follows:

Proposal 2	Votes For	Votes Against	Abstentions
Ratification of the appointment of BDO as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	136,151,778	438,943	40,966

 In connection with Proposal 3 regarding a non-binding and advisory resolution to approve the compensation of the Registrant’s named executive officers (as such term is defined in Item 402(a)(3) of Regulation S-K) reported in the proxy statement for the Meeting, the final voting results are as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 3	115,770,808	9,058,001	147,027	11,655,851

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: May 9, 2014	/s/ George A. Schmidt George A. Schmidt Executive Vice President, General Counsel & Secretary

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